UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 22, 2013

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-35293	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Atrium Way, Suite 265 Mount Laurel, New Jersey		08054
(Address of Principal Executive Offices)		(Zip Code)

(856) 273-6980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ryan Lee as Chief Financial Officer

On January 22, 2013, Central European Distribution Corporation (“CEDC”) announced that Ryan Lee (age: 44) was appointed Chief Financial Officer of CEDC by the CEDC Board of Directors. Prior to his appointment, Mr. Lee served as Chief Financial Officer of Russian Alcohol Group, a CEDC subsidiary, from April 2012. Mr. Lee has over 23 years of international work experience including 13 years in Russia, 5 years in Switzerland, and 2 years in each of the UK and the Netherlands. From November 2008 to March 2012, Mr. Lee worked for Eldorado as Vice President Finance. From November 1999 to November 2008, Mr. Lee worked for Japan Tobacco International, Geneva as Vice President Finance, Business Service Centres & Integration, Vice President Finance, Financial Planning & Analysis, and Vice President Corporate Tax, and for Japan Tobacco International, Russia as Chief Financial Officer, Vice President Finance and Financial Controller. From August 1989 to October 1999, Mr. Lee held accounting, finance and commercial positions at Unilever PLC and its group subsidiaries. Mr. Lee graduated in 1990 from the University of Wales Cardiff with a BA joint honors in Law and Italian, and has been a Chartered Accountant since 1992.

CEDC also announced on January 22, 2013 that Bartosz Kołaciński agreed to resume his position as Deputy Chief Financial Officer of CEDC. Mr. Kołaciński had been serving as Interim Chief Financial Officer of CEDC since September 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Grant Winterton
Grant Winterton
Chief Executive Officer

Date: January 22, 2013